Exhibit 10.31

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (the “Agreement”) is entered into as of September 17, 2019, (the “Effective Date”) by and between Safeguard Property Holdings, LLC, (hereinafter be referred to as “Consultant”), and ADAMAS ONE CORP., a Nevada corporation with offices at 411 University Ridge, Suite 110, Greenville, SC 29601, and its subsidiaries and assigns (collectively hereinafter referred to as “Company”). Consultant and Company are occasionally referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Consultant has extensive experience in providing certain consulting services, (hereinafter collectively referred to as the “Services”), and is willing and able to provide such Services to the Company; and

WHEREAS, the Company desires to have Consultant furnish such Services to the Company on the terms and conditions hereinafter set forth.

WHEREAS, the Parties mutually agree that this Agreement supersedes and replaces any prior agreements, whether written or verbal, entered into by and between the Consultant and the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the sufficiency of which are hereby acknowledged, Consultant and Company agree as follows:

SECTION 1

SERVICES

Section 1.1 Scope of Services. Consultant agrees to provide the Services to the Company and is free to enter into this Agreement. Consultant represents that the Services to be provided pursuant to this Agreement are not in conflict with any other contractual or other obligation to which Consultant is bound. The Company acknowledges that the Consultant is in the business of providing Services of the type contemplated by this Agreement. Consultant agrees that it will manage its time accordingly so as to not limit or restrict the Company in the development of its projects as a result of any other business Consultant may have ongoing. Consultant agrees to provide the Services to the Company subject to the highest professional standards of one skilled in the Consultant’s industry. Consultant shall:

a.	Use best efforts to promote the interests of the Company;

b.	Perform duties that are commensurate and consistent with Consultant’s expertise;

c.	Provide timely reports of the nature and performance of the Services upon demand by the Company; and

d.	Perform all such other duties as may be assigned from time to time by the Company, which relate to the business of the Company and are reasonably consistent with Consultant’s position and expertise.

Section 1.2 Approval and Changes in Scope of Services. Changes may be made from time to time by the Company, in its sole discretion, to the duties and reporting relationships of Consultant under this Agreement. Consultant shall obtain the approval of the Company prior to the commencement of any new project undertaken on behalf of the Company.

Section 1.3 Ownership of Intellectual Property Arising from the Services. In rendering the Services, Consultant may develop creative works for the Company, including but not limited to business and financial models, inventions, discoveries, improvements, developments, processes, drawings, computer software or other intellectual property and other work which may be protectable by copyright, patent or trade secrecy law. Consultant agrees that all such work shall be considered to be “work for hire” and that all ownership and rights of copyright, patent, or trade secrecy pertaining to such work shall become the property of the Company. Consultant agrees to assign and does hereby assign all its rights in and to the foregoing, whether or not patentable or copyrightable, to the Company. Consultant agrees that all information disclosed to it about the Company’s products, processes and services are the sole property of the Company and Consultant will not assert any rights to any confidential or proprietary information or material, nor will Consultant directly or indirectly, except as required in the conduct of its duties under this Agreement, disseminate or disclose any such confidential information. Further, any social media content and contacts, including “followers” or “friends,” that are acquired through accounts used or created on behalf of the Company by Consultant, including but not limited to email addresses, blogs, Twitter, Facebook, YouTube or other social media networks, shall be the property of the Company.

SECTION 2

COMPENSATION AND OTHER CONSIDERATION

Section 2.1 Consulting Fee. As full consideration for the performance of the Services described above, the Company shall issue to Consultant a total amount of 600,064 founders shares of the Company’s common stock (the “Consulting Fee”).

Section 2.2 Consultant’s Expenses. Consultant shall be responsible for all expenses incurred by Consultant in connection with this Agreement, except for pre-approved travel or any other such reasonable out-of-pocket expenses as may be pre-authorized in writing by the Company to be incurred (the “Expenses”).

Section 2.3 Method and Terms of Payment of Consulting Fee and Other Expenses. The Consulting Fee due to Consultant under this Agreement shall be payable upon execution of this Agreement. In the event of a dispute, the Consulting Fee shall be held in escrow by an agent chosen by the Company in its sole discretion and Consultant may not sell, gift, or otherwise transfer the Consulting Fee without the express consent of the Company.

SECTION 3

TERM

Section 3.1 Term and Expiration. This Agreement has a term of one year (the “Term”), and is automatically renewed in one-year increments unless terminated in accordance with the terms and conditions contained herein. This Agreement may be cancelled by the Company at any time, with or without cause, by sending a notice of cancellation to the Consultant at least 7 days prior to the effective date of cancellation (the “Cancellation Date”). Consultant, upon cancellation of this Agreement, shall provide Company an accounting setting forth, in sufficient detail, the Services performed by Consultant and the amounts owed by Company to Consultant under this Agreement.

SECTION 4

CONFIDENTIALITY, PROPRIETARY RIGHTS, NON-CIRCUMVENTION AND NON-DISPARAGEMENT

Section 4.1 Confidential Information. As used in this Agreement, “Confidential Information” shall mean and include all information provided by Company to Consultant, including but not limited to business and financial models, inventions, discoveries, improvements, developments, processes, drawings, computer software or other intellectual property and other work which may be protectable by copyright, patent or trade secrecy law. All Confidential Information disclosed by Company to Consultant shall be maintained by the Consultant, its employees and agents, with the same degree of care as the Consultant safeguards from disclosure its own confidential or proprietary information, but in any event at least reasonable care. The Consultant, its employees and agents, shall not divulge, in whole or in part, any such Confidential Information to any third party without the prior consent (written or verbal) of the Company, except such Confidential Information as Consultant becomes legally compelled to disclose (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, including regulatory inquiries or otherwise). Under such circumstances, Consultant shall provide Company with prompt written notice of such request and an opportunity to defend and/or attempt to limit such production.

Section 4.2 Return of Confidential Information. Upon Company’s request, and in any event upon cancellation of this Agreement, Consultant shall return the original and any copies of the Confidential Information which it, or any of its employees or agents, is holding under its possession or control in tangible form, written or otherwise, to Company or shall certify in writing to Company that such Confidential Information has been destroyed and/or purged from its own system and files.

Section 4.3 Non-Disclosure. Except as may be required by law, the Consultant shall not disclose any Confidential Information to persons not involved in the operation of the Company without the express written consent of the Company.

Section 4.4 Proprietary Rights. The Parties stipulate that any information or work product provided by Consultant to Company, whether on paper, communicated electronically, orally, or in any other form, is “Confidential” and/or “Proprietary”, and have independent economic value, and, as such, shall constitute the “Confidential Property” of Company subject to the terms and limitations set forth in this Agreement.

Section 4.5 Non-Circumvention. Consultant shall not: (i) utilize any Confidential Information to circumvent or compete with the Company or to cause any detriment, harm or injury to the Company or the business of the Company; or (ii) utilize any and all information lawfully furnished or disclosed to Consultant by any party to circumvent or compete with the Company or to cause any detriment, harm or injury to the Company, to the business of the Company, or any affiliates of the Company. Further, Consultant shall not engage in any activity which shall cause any detriment, harm or injury to the Company, to the business of the Company, or to the reputation of the Company or to permit any circumvention of or competition with the Company or the business of the Company.

Section 4.6 Non-Disparagement. Consultant shall not, in any written or oral communications with any party or through any medium, whether tangible, electronic, or otherwise, criticize, ridicule or make any statement which, directly or indirectly, disparages, causes harm to, or is derogatory of the Company or its affiliates or any of their respective directors or senior officers. Consultant shall not express any negative opinions of the Company, the Company’s business or products, or any affiliates of the Company or their businesses or products. The provision shall be construed broadly and shall govern any statement, express or implied, made concerning the Company, the Company’s business and products, or affiliates of the Company.

SECTION 5

INDEMNIFICATION

Section 5.1 Indemnification. The Company agrees to provide Consultant with all disclosure documents used by the Company in connection with any Capital Transaction (collectively “Offering Materials”). The Company will indemnify Consultant against any losses, including legal fees, for any actions that may be brought against Consultant arising out claims relating to the Offering Materials furnished by the Company. Company will reimburse Consultant for any legal or other expense reasonably incurred in connection with investigating or defending any such claim, loss, damage, or liability or action, provided that Company will not be liable in any such case to the extent that any such claim, loss, damage, or liability or action, arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by Consultant.

Consultant agrees to indemnify the Company against any losses, including legal fees, for any claims asserted or actions that may be brought against the Company arising out any misrepresentations, actions or failure to act by Consultant, provided that Consultant will not be liable in any such case to the extent that any such claim, loss, damage, or liability or action, arises out of or is based on any untrue statement or omission based upon written information furnished to the Consultant by Company.

Each Party entitled to indemnification under this paragraph (the “Indemnified Party”) shall give notice to the Party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof a release from all liability in respect to such claim or litigation by the claimant or plaintiff to such Indemnified Party.

SECTION 6

MISCELLANEOUS

Section 6.1 Authority to Be Bound. The Parties to this Agreement represent they have the authority to enter into this Agreement. The promises made herein shall be binding upon all undersigned Parties, and are the joint and several obligations of each of the undersigned. Each party will take responsible steps to ensure that their associates, affiliates, employees, agents, representatives and officers abide by the provisions of this Agreement. The Parties hereto, and each of them, further represent and declare that they have carefully read this Agreement and know the contents thereof and sign the same freely and voluntarily, and each of the Parties hereto have been given the opportunity to confer with counsel.

Section 6.2 Delegation. Consultant shall not, without Company’s prior consent (which consent Company may withhold in its sole discretion) subcontract or delegate, or enter into, amend or modify any subcontract for the delegation or performance of, any part of its obligations under this Agreement. Without limitation on the foregoing, and notwithstanding any Company consent thereto, Consultant shall remain fully responsible to Company for the performance of any services rendered by any subcontractor personnel, as if such subcontractor or subcontractor personnel were Consultant or Consultant personnel hereunder.

Section 6.3 Relationship Between the Parties. The Company and Consultant agree and acknowledge that neither is an agent for the other and this Agreement does not create any relationship of Partnership, Joint Venture, or Tenancy in Common. Consultant is an independent contractor in the performance of services under this Agreement and shall not be considered to be or permitted to be an agent, employee, personnel, joint ventured or partner of the Company for any purpose. All persons hired by or on behalf of the Consultant, are and shall be considered the employees or agents of Consultant. Consultant assumes sole and full responsibility for their acts. Consultant shall at all times during the term of this Agreement maintain such supervision.

Section 6.4 Force Majeure. Both Parties shall be excused from performance under this Agreement for any period to the extent that a party is prevented from performing any obligation, in whole or in part, as a result of causes beyond its reasonable control and without its negligent or willful misconduct, including without limitation, acts of God, natural disasters, war or other hostilities, labor disputes, civil disturbances, governmental acts, orders or regulations, third party nonperformance, or failures or fluctuations in electrical power, heat, light, air conditioning or telecommunications equipment.

Section 6.5 Waiver. No delay in exercising, no course of dealing with respect to, or no partial exercise of any right or remedy hereunder shall constitute a waiver of any other right or remedy, or future exercise thereof.

Section 6.6 Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, all terms, provisions, covenants, and conditions and all applications not held invalid, void, or unenforceable will continue in full force and will in no way be affected, impaired, or invalidated.

Section 6.7 Arbitration, Venue and Attorneys Fees. In the event of any dispute between the Company and Consultant, including any Third Party, arising under or pursuant to the terms of this Agreement, or any matter relating to the subject matter of the Agreement, such dispute shall be settled only by arbitration in the City of San Diego, California, in accordance with the then prevailing Rules and Regulations of the American Arbitration Association under its Commercial Arbitration Rules. The prevailing party shall be entitled to recover its attorney’s fees and costs. The determination of the arbitrators, including a determination of the prevailing party, including an award of attorneys’ fees and costs to such prevailing party, shall be final and binding upon the Company and Consultant and may be enforced in any court of appropriate jurisdiction. This Agreement shall be construed and governed under the laws of the State of Nevada, without regard to its conflicts of law or choice of law provisions.

Section 6.8 Entire Agreement; Amendment. This Agreement constitutes the entire Agreement among the Parties with respect to the subject matter hereof and supersedes in all respects all prior proposals, negotiations, conversations, discussions and agreements between the Parties. This Agreement may not be modified or amended except by express written amendment signed by authorized representatives of all Parties.

Section 6.9 Successors & Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, personal representatives and successors and assigns.

Section 6.10 Headings. The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

Section 6.11 Rights Cumulative. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either Party hereto (or by its successors), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

Section 6.12 Facsimile Certification. A facsimile copy of this Agreement signed by any and/or all Parties shall have the same binding and legal effect as an original of the same.

Section 6.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument. Regardless of whether this Agreement is executed in one or more counterparts, each such counterpart may be executed by actual or facsimile signature(s).

Section 6.14 Notices: Any notice, request, demand, instruction or other document to be given hereunder to any party shall be in writing and shall either be delivered personally or by U.S. Mail, or by electronic means, to the persons and entities listed at the addresses set forth below. Notice shall be deemed given when: (i) personally served; or (ii) three (3) business days following deposit with the United States Postal Service; or (iii) one (1) business day following transmission by facsimile or electronic mail if such facsimile transmission or electronic mail service provides a mechanism for recording the date and time of transmission in the ordinary course.

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IN WITNESS WHEREOF, the Parties hereto, through their duly authorized officers, have executed this Agreement, which shall be binding as of the Effective Date.

ADAMAS ONE CORP.	SAFEGUARD PROPERTY HOLDINGS, LLC
(“COMPANY”)	(“CONSULTANT”)

/s/ John G. Grdina	/s/ James Grdina
By: John G. Grdina	By: James Grdina
Title: President and Chief Executive Officer	Title: Managing Member